                                                                    EXHIBIT 10.3


                              AMENDED AND RESTATED
                          EMPLOYEE STOCK PURCHASE PLAN


      SOUTHERN COMMUNITY BANCORP, a Florida banking corporation, hereby adopts this Amended and Restated Employee Stock Purchase Plan, for the benefit of its employees, on the following terms and conditions:

                                   ARTICLE 1
                                    PURPOSE

      The purpose of the Plan is to advance the growth and development of the Bank by affording an opportunity to employees to purchase shares of the Bank's common stock, thereby providing incentives for them to put forth maximum efforts for the success of the Bank's business.

                                   ARTICLE II
                                 DEFINED TERMS

      The following terms shall have the meanings ascribed to them:

      "Annual Enrollment Period" means the period from March 1 to March 31 of each calendar year during which any Eligible Employee may elect to enroll and participate in the Plan.

      "Bank" means Southern Community BanCorp, a Florida banking corporation.

      "Board" means the board of the directors of the Bank.

      "Eligible Employee" means any full-time employee of the Bank who has been employed on a full-time basis for ninety (90) consecutive days.

      "Fair Market Value" means the fair market value of the Stock, which shall be determined annually by the Board within 90 days after the end of each fiscal year of the Bank. Fair Market Value determined for an applicable fiscal year and shall apply for all purposes until the next determination of Fair Market Value.

      "Participant" means a Bank employee who has elected to participate in the Plan.

      "Plan" means the Bank's Employee Stock Purchase Plan.

      "Stock" means the authorized and unissued common stock of the Bank, par value $1.00 per share.

                                  ARTICLE III
                           STOCK RESERVED UNDER PLAN

      The total number of shares of Stock which may be purchased by all employees under this Plan is fifteen thousand (15,000) shares. The total number of shares of Stock which may be so issued may be increased only by a resolution adopted by the Board. Shares of Stock which have been issued pursuant to this Plan and subsequently repurchased by the Bank under Article VII herein shall be available for purchase by another Participant.


                                   ARTICLE IV
                                 ADMINISTRATION


      4.1 ADMINISTRATION. The Plan shall be administered by the Board, which shall have the complete and express authority, subject to the terms of this Plan, to (i) amend, modify or discontinue the Plan; (ii) determine, establish, decrease or increase, where it so desires, in its sole and absolute discretion, the number of shares of Stock available for purchase under the Plan; (iii) determine and establish the acceptable methods of payment for shares of Stock purchased under the Plan, and to take any and all actions required of it hereunder; (iv) interpret, implement and administer any and all terms and provisions of the Plan, with advice of counsel or other professionals as may be deemed appropriate, advisable or otherwise in the best interests of the Bank; (v) adopt, amend, and rescind interests of the Bank for the administration of the Plan; and (vi) take any and all such other actions as may be deemed appropriate, advisable, or otherwise in the best interests of the Bank in the creation, modification, amendment, administration, and/or discontinuance of the Plan.

      4.2 EMPLOYMENT OF AGENTS. The Board may employ, upon such terms, as it deems appropriate in its sole and absolute discretion, such employees, agents, clerical help, custodians, servants, contractors, professional and other persons as it may deem appropriate, advisable or otherwise in the best interests of the Bank to render advice with regard to any responsibility or obligation it may have under the Plan or to perform other services for the effective operation and administration of the Plan, including, without limitation, legal counsel, accountants, trustees and/or certified financial planners.

      4.3 LIABILITY AND INDEMNIFICATION. The Bank may purchase insurance to cover potential liability of those persons who shall serve on the Board in administering the Plan, and the Bank shall indemnify such persons to the maximum extent permitted by applicable law against any and all liabilities and expenses incurred in connection with any actions or proceedings to which such persons may be made a party by reason of their being or having been a member of the Board and having any responsibility or obligation for the administration of the Plan; provided, however, that no such person shall be entitled to indemnification from the Bank for any act determined by a court of competent jurisdiction to be fraudulent or without good faith. Furthermore, no Board member shall be liable to any Participant or officer or employee of the Bank for any action taken or determination made in good faith or at the advice of counsel.


                                    ARTICLE V
                     ELIGIBILITY AND PARTICIPATION IN PLAN

      5.1 GENERAL. All full-time employees of the Bank who have been employed on a full-time basis for at least ninety (90) consecutive days shall be deemed Eligible Employees who may elect to participate in the Plan. No Eligible Employee shall be required to participate in the Plan and, once enrolled, may terminate participation at any time.

      5.2   PARTICIPATION IN THE PLAN.

            5.2.1 INITIAL ENROLLMENT PERIOD. Each employee who qualifies as an Eligible Employee as of October 1, 1999, shall be eligible to participate and enroll in the Plan during an initial enrollment period commencing effective October 1, 1999, and continuing through and including October 31, 1999 ("Initial Enrollment Period"). The Board shall notify each Eligible Employee of such eligibility on or before October 10, 1999. An employee who wishes to participate in the Plan must provide the Board written Notice of Participation setting forth the payroll deduction requested for each pay period on or before October 31, 1999. Following the expiration of the Initial Enrollment Period, an Eligible Employee only may enroll and participate in the Plan under the provisions of Section 5.2.2. No Eligible Employee shall be obligated to participate in the Plan or to purchase Stock hereunder.

            5.2.2 ANNUAL ENROLLMENT PERIOD. Following the expiration of the Initial Enrollment Period, an Eligible Employee who became an Eligible Employee after October 1, 1999 may enroll as a participant in the Plan only when first notified by the Board of his/her eligibility to participate during each Annual Enrollment Period. Within ten (10) days after the date on which an employee first becomes eligible to participate in this Plan, the Board shall notify him/her of such eligibility. Within ten (10) days after such employee's receipt of notification of eligibility, an employee who wishes to participate in the Plan must provide the Board written Notice of Participation setting forth the payroll deduction requested for each pay period. Thereafter, (i) any Eligible Employee who elects not to participate in the Plan upon first becoming eligible to do so (either during the Initial Enrollment Period or any Annual Enrollment Period, as the case may be), and (ii) any employee who during a Plan Year elects to terminate participation in the Plan may re-enroll and participate in the Plan only during the next Annual Enrollment Period by providing a new Notice of Participation. An employee who elects to participate in the Plan by purchasing Stock may terminate his participation at any time during a Plan Year by providing the Board written Notice of Termination of Participation, however, this Employee will not be eligible to re-enroll and participate in the Plan until the next Annual Enrollment Period.

                                   ARTICLE VI
                        PURCHASE OF STOCK UNDER THE PLAN

      6.1 METHOD OF PURCHASE AND PURCHASE PRICE. Participants purchasing Stock under the Plan shall pay for such Stock by means of an automatic payroll deduction administered by the Board or agents of the Board. Certificates representing the Stock purchased by each Participant will be issued as set forth in Section 6.3. The purchase price for the Stock shall be the Fair Market Value, but shall never be less than $15.00 per share.

      6.2   REPORTS.

            6.2.1 QUARTERLY REPORTS. Within thirty (30) days following the end of each calendar quarter, the Board will provide each Participant a report setting forth (i) the number of shares of Stock and the purchase price paid for such shares purchased in each pay period during such calendar quarter,
(ii) the total number of shares purchased and the aggregate purchase price paid for all shares of Stock purchased during the quarter, and (iii) the aggregate number of shares of Stock purchased and the aggregate purchase price paid for such shares of Stock on a calendar year-to-date basis.

            6.2.2 ANNUAL PLAN REPORTS. The Board shall prepare and maintain reports annually on the status and implementation of the Plan, including all purchases thereunder and current Fair Market Value determination.

            6.2.3 ANNUAL REPORT OF BANK. The Bank shall provide each Participant a copy of the Bank's annual report or other communication issued to its stockholders.

      6.3 MINIMUM PURCHASE AMOUNT. The minimum purchase per month by any Participant shall be one (1) share of Stock. All Stock purchases must be made in even share increments, and no fractional shares may be purchased.

      6.4 LIMITATIONS ON PURCHASE. No Participant may spend in any single pay period more than ten percent (10%) of his gross wages on the purchase of Stock under the Plan.

      6.5 NO FRACTIONAL SHARES. No fractional shares of Stock may be purchased or will be issued. In the even that, as of the end of each calendar quarter, there remains a balance in any Participant's payroll deduction account which has not been applied to the purchase of Stock because such purchase, if applied, would result in the issuance of a fractional share, then such balance will be carried over and applied to purchases of Stock in the immediately following calendar quarter. If, at any time of any Participant's termination of participation in the Plan, there remains a balance in a Participant's payroll deduction account because application of such balance to the purchase of Stock would result in the issuance of a fractional share, then the balance in such account will be returned to such Participant within a reasonable period following the effective date of such termination.

      6.6 RESTRICTIVE LEGEND. Each certificate for Stock purchased by a Participant shall contain a legend or legends to the following effect:

                  THESE SHARES HAVE NOT BEEN REGISTERED
                  UNDER THE SECURITIES ACT OF 1933, AS
                  AMENDED (THE "ACT"), THE FLORIDA
                  SECURITIES AND INVESTOR PROTECTION ACT, OR
                  ANY OTHER STATE SECURITIES LAWS AND,
                  THEREFORE, CANNOT BE SOLD UNLESS THEY ARE
                  SUBSEQUENTLY REGISTERED UNDER THE ACT AND
                  ANY

                  APPLICABLE STATE SECURITIES LAWS OR AN
                  EXEMPTION FROM REGISTRATION IS AVAILABLE.

                  THE SHARES OF COMMON STOCK EVIDENCED BY
                  THIS CERTIFICATE HAS BEEN ISSUED UNDER THE
                  SOUTHERN COMMUNITY BANCORP EMPLOYEE STOCK
                  PURCHASE PLAN (THE "PLAN") AND ARE SUBJECT
                  TO THE TERMS AND PROVISIONS OF SUCH PLAN.

                  THESE SHARES ARE SUBJECT TO A REPURCHASE
                  AGREEMENT AS SET FORTH IN THE PLAN, AND
                  ANY SALE, TRANSFER, GIFT, PLEDGE, OR
                  ENCUMBRANCE OF THESE SHARES IS SUBJECT TO
                  THIS REPURCHASE AGREEMENT AND RIGHT OF
                  FIRST REFUSAL.

                                  ARTICLE VII
                            BANK'S REPURCHASE RIGHTS

      In the event a Participant ceases to be an employee of the Bank for any reason, including, without limitation, voluntary termination of employment, death, retirement, termination due to disability, or termination by the Bank with or without cause, the Bank shall have the option, but not the obligation, to purchase all or any part of the shares of Stock purchases by such Participant under the Plan at any time during the twenty-four (24) months immediately preceding the effective date of Participant's termination of employment for a price equal to the Fair Market Value per share of Stock as determined by the most recent valuation of the Stock by an independent public accounting firm selected by the Bank. The Bank shall provide the Participant written notice of the exercise of its repurchase option on or before ninety
(90) days following the effective date of the Employee's termination of employment. If the Bank elects to purchase such Stock, the purchase price will be paid in cash and the closing of such purchase shall be thirty (30) days after the exercise of such rights.


                                  ARTICLE VIII
                         OWNERSHIP AND VOTING OF STOCK

      Once a Participant purchases Stock under the Plan, the Participant shall be deemed the owner of the Stock for all purposes, subject to the restrictions set forth in this Plan. The Participant shall be entitled to exercise all rights of a shareholder of the Stock issued to him/her, including voting and receipt of dividends, if any.


                                   ARTICLE IX
                             LIABILITY OF THE BANK

      9.1 NO EMPLOYMENT RIGHTS. No provision in this Plan shall confer upon any Participant any right to continue in the employ of the Bank or to interfere with the right of the Bank to terminate such person's employment at any time, nor shall this Plan be construed as evidence of any agreement of understanding, expressed or implied, that the Bank will employ any Participant in any particular position or at any particular rate of remuneration or for any particular period of time. Furthermore, no provision of this Plan shall be construed so as to limit the right of the Bank to (i) terminate any employee at will without cause or reason, (ii) make changes, in its sole and absolute discretion, in its accounting principles or the methods of applying such principles, or (iii) enter into significant transactions with affiliates or in the Board's sole and absolute discretion, to modify the Plan.

      9.2 LIMITATION OF LIABILITY. This Plan shall not be construed as creating any right of any employee of the Bank to receive any benefit hereunder, or as affecting the rights of the Bank with respect to its employees, but instead, only as establishing the benefits of eligible Participants under this Plan, and then only in strict accordance with the terms hereof. No Participant shall ever have, or may ever assert, any rights or claims against the Bank, the Board, or any Board member with respect to the enforcement of any benefits under this Plan. Furthermore, no provision herein shall be deemed to create a trust or fiduciary relationship between the Bank (or the Board or any member thereof) and any other person whatsoever, including, without limitation, any employee, officer, or any eligible Participant hereunder. Furthermore, in the event that any court of competent jurisdiction determines that any person has any enforceable right or remedy hereunder vis-a-vis the Bank, such person shall merely have the status as a general, unsecured creditor of the Bank. As a condition precedent to participation in this Plan, the Board may require any Participant or his/her beneficiary to execute a release and/or an indemnity in such form as it shall determine.


                                   ARTICLE X
                       AMENDMENT AND TERMINATION OF PLAN

      10.1  AMENDMENT AND TERMINATION OF THE PLAN.

            10.1.1 DISCRETION OF THE BOARD. The Board may amend, suspend, or terminate this Plan at any time without prior notice.

      10.2 AUTOMATIC TERMINATION. This Plan shall terminate automatically on the earlier of (i) five (5) years after its effective date, or (ii) the date on which all 15,000 shares of Stock reserved for purchase under this Plan have been purchased (including all shares which have again become available for purchase following exercise by the Bank of its repurchase option) unless the Board shall, in its discretion, elect to terminate this Plan at an earlier date.


                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

      11.1 EXCLUSIVE BENEFIT OF EMPLOYEES. This Plan is created for the exclusive benefit of the Bank and employees, subject to the limitations herein contained.

      11.2 COOPERATION OF ALL PARTIES. All persons claiming any interest whatsoever under this Plan shall perform any and all acts and execute any and all documents or papers which may be necessary or desirable by the Board for the implementation and administration of this Plan or any of its provisions.

      11.3 IMPOSSIBILITY OF PERFORMANCE. In the event that it becomes impossible for the Bank or the Board to perform any act under this Plan, or when the provisions of this Plan are deemed ambiguous or unclear, then that act shall be performed or action taken which, in the sole and absolute discretion of the Board, will most nearly carry out the intent and purposes of this Plan which intent and purposes shall be determined by the Board in good faith in the best interests of the Bank. All persons in any way interested in this Plan, including but not limited to, retired, disabled, terminated and deceased Participants (and their estates and beneficiaries), shall be bound by all acts performed by the Board or its delegees under such conditions.

      11.4 MISSTATEMENT OF FACT. Notwithstanding anything to the contrary contained in this Plan, if a Participant shall at any time misstate any fact relevant to the operation of this Plan, the matter shall be referred to the Board. The Board shall, in its sole discretion, make such decision and give such instructions as it shall determine to be equitable under the circumstances. No member of the Board shall be liable for any action or non-action taken by it in good faith in such cases.

      11.5 WAIVER; PARTIAL INVALIDITY. No waiver or application of any provision or term of this Plan by any party hereto or by anyone concerned with the operation of this Plan, whether such waiver or application be direct or indirect, express of implied, or written or oral, shall be deemed to constitute a waiver or application of any other provision or term of this Plan, or any assent to the application or non-application of any provision or term of this Plan in any other situation, whether such situation be of the same or of a different nature. Unless otherwise provided herein, should any provision of this Plan be held to be unlawful, as to any person or instance, such fact shall not adversely affect the other provisions herein contained or the application of said provisions to any other person or instance.

      11.6 APPLICABLE LAW. This Plan shall be construed and enforced in accordance with the applicable laws of the State of Florida.

      11.7 NOTICES. All notices and elections by a Participant shall be in writing and delivered in person, by certified mail or nationally recognized courier service to the President or Secretary of the Bank at the principal office of the Bank. Notices by the Bank shall be delivered to a Participant in writing either by personal delivery, U.S. Mail or express courier service.

      11.8 EFFECTIVE DATE OF THE PLAN. The effective date of this Plan shall be the date on which the Board adopts the Plan.

      11.9 RULES OF CONSTRUCTION. Whenever the context so requires, the use of the masculine gender shall be deemed to include the feminine and vice versa, and either gender shall be deemed to include the neuter, and vice versa, and the use of the singular shall be deemed to include the plural and vice versa.

      11.10 HEADINGS. The headings of Articles and Sections of this Plan are included only for convenience and shall not be construed as a part of this Plan or in any respect affecting or modifying its provisions.

      11.11 INDEMNIFICATION. Each director of the Bank ("Indemnified Party") shall be indemnified by the Bank against all costs and reasonable expenses, including reasonable attorneys' fees, incurred by him in connection with any action, suit, or proceeding, or in connection with any appeal therefore, to which he may be a party by reason of any action taken or failure to act under or in connection with this Plan or any Stock purchased hereunder, and against all amounts paid by such Indemnified Party in settlement thereof (provided such settlement is approved in advance by legal counsel selected by the Bank) or paid by such Indemnified Party in satisfaction of a judgment in any such action, suit, or proceedings; provided, however, that, within sixty (60) days after institution of such action, suit, or proceedings, such Indemnified Party shall in writing offer the Bank the opportunity, at its own expense, to defend the same; and provided, further, however, that anything contained in this Plan to the contrary notwithstanding, there shall be no indemnification of an Indemnified Party who is finally adjudged by a court of competent jurisdiction to be guilty of, or liable for, willful misconduct, gross neglect of duty, or criminal actions in connection with this Plan or the sale and issuance of Stock to any Participant hereunder. The foregoing rights of indemnification shall be in addition to any other rights of indemnification that an Indemnified Party may have as a Director of the Bank.

      Adopted on September 16, 1999, by the Board of Directors.


                              SOUTHERN COMMUNITY BANCORP


                              By: /s/ JOHN G. SQUIRES
                                ---------------------------------
                                John G. Squires, President